EXHIBIT 10.49



                         RECKSON ASSOCIATES REALTY CORP.
                                 AWARD AGREEMENT

                                    RECITALS
                                    --------

         A. Scott H. Rechler (the "Grantee") is the Co-Chief Executive Officer of Reckson Associates Realty Corp. (the "Company").

         B. The Grantee has been selected by the Compensation Committee (the "Committee") of the Board of Directors of the Company to receive a grant of rights (the "Rights") to receive shares of the Company's Class A common stock (the "Common Shares"), as approved by the Board of Directors of the Company on November 14, 2002 (the "Date of Grant").

         NOW, THEREFORE, subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee 35,247 Rights, on the terms and conditions herein set forth.

         1.  TERMS; VESTING OF RIGHTS.

             (a) The Grantee will not possess any voting rights by virtue of the ownership of the Rights granted hereby.

             (b) Unless terminated as hereinafter provided, the Rights will become cumulatively vested with respect to twenty-five percent (25%) of such Rights on each anniversary of the Date of Grant (each, a "Vesting Date") (and shall be fully vested on the fourth anniversary of the Date of Grant), in each case provided that the Grantee remains in continuous service with the Company or any Affiliate until the applicable Vesting Date. For the purposes of this agreement, the continuous service of the Grantee with the Company or any Affiliate will not be deemed to have been interrupted, and the Grantee will not be deemed to have terminated his service, by reason of the transfer of such service among the Company and its Affiliates. The Grantee also will not be deemed to have terminated his service by reason of a leave of absence approved by the Committee; however, the vesting of the Rights will be suspended during any such leave, and each date on which a portion of the Rights otherwise would have become vested during or after the leave shall be deferred by a period equal to the length of the leave.

             (c) Notwithstanding the provisions of Section 1(b), if the Grantee's service with the Company and all Affiliates terminates by reason of his death or Disability, or if Grantee terminates his service with the Company for Good Reason, prior to the Vesting Date on which the Rights would otherwise become fully vested, the Rights will become fully vested.

             (d) Notwithstanding the provisions of Section 1(b), if the Grantee's service with the Company and all Affiliates is terminated by the Company and/or such Affiliates without Cause or if there shall occur a Change in Control prior to the Vesting Date on which the Rights would otherwise become fully vested, the Rights will become fully vested.

         2. TERMINATION OF RIGHTS. Subject to the provisions of Sections 1(c) and (d), the unvested portion of the Rights will terminate and expire automatically and without further notice


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immediately upon the termination of the Grantee's service with the Company and all Affiliates for any reason.

         3. DISTRIBUTION AND PAYMENT OF RIGHTS. As soon as practicable after each Vesting Date, the Company shall pay to the Grantee, if Common Shares are then available for issuance under one of the existing stock option plans of the Company, a number of Common Shares equal to the number of Rights vesting on such Vesting Date (subject to adjustment for any stock splits, reverse stock splits or other similar events as the Committee may determine) (a "Common Shares Payment") or, if no Common Shares are then available, an amount of cash equal to
(i) the FMV per Common Share on the Vesting Date, multiplied by (ii) the number of vested and unexpired Rights then held by or with respect to the Grantee (a "Cash Payment"). The Company shall deduct and withhold from such payments any applicable federal, state, local or foreign taxes unless the Grantee has made arrangements satisfactory to the Company for other payment of such taxes.

         4. PAYMENT OF DIVIDENDS. The Rights will accrue on a cumulative basis cash payments equivalent to the dividends paid on the Common Shares from the Date of Grant through the Vesting Date. Subject to the deduction and withholding from such payments for tax purposes as described in Section 3, as soon as practicable after any Rights become vested, the Company will pay to the Grantee in cash or in kind (as applicable) the dividends accrued with respect to such Rights.

         5. TAX PAYMENTS. The Grantee is hereby also granted an award in the form of cash payments (each, a "Tax Payment") from the Company at such times and in such amounts so as to cover any personal federal, state and local income taxes of the Grantee resulting from (i) the Grantee's receipt of the Rights,
(ii) the payment on each Vesting Date of a Common Shares Payment or, if no Common Shares are then available, a Cash Payment and (iii) the cash payments made in respect of the Tax Payments. Each of the events described in (i), (ii) and (iii) above shall be referred to herein as a "Tax Payment Event." The Company shall make a Tax Payment to the Grantee as soon as practicable after the occurrence of a Tax Payment Event, subject to the Company's receipt of verification of the Grantee's tax liability resulting from a Tax Payment Event in a form satisfactory to the Company in its sole discretion.

         6. COMPLIANCE WITH LAW. The Company and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this agreement to the contrary, the Rights will not be exercisable at any time or in any manner that the exercise thereof would result in a violation of any such law.

         7. REPRESENTATIONS AND WARRANTIES OF THE GRANTEE; REGISTRATION; REPURCHASE RIGHT. The Grantee hereby represents and warrants to and agrees with the Company as follows:

             (a) In order to comply with Section 4 hereof and any applicable securities law, the Company may require the Grantee to furnish evidence satisfactory to the Company (including, without limitation, a written and signed representation letter) to the effect that all rights acquired pursuant to this agreement were acquired by the Grantee for investment only and not for resale or distribution.


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             (b) The Company shall have no obligation to register under the
Securities Act of 1933 any securities deemed to have been issued or awarded pursuant to this agreement.

             (c) Certificates Representing Common Shares May Be Legended. The Grantee understands and agrees that certificates representing any Common Shares distributed with respect to the Rights may bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) that restricts the sale, transfer or disposition of the Common Shares otherwise than in accordance with this agreement.

         8. SEVERABILITY. In the event that one or more of the provisions of this agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

         9. GOVERNING LAW. This agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

         10. TRANSFERABILITY. Neither the Rights nor any other rights granted hereunder may be anticipated, assigned, alienated or transferred by the Grantee.

         11. CERTAIN DEFINITIONS. For purposes of this agreement:

             (a) "Affiliate" means any person or entity that, at the time of reference, is controlled by, controlling of or under common control with the Company.

             (b) "Change in Control" shall be deemed to have occurred after the effective date of this agreement if:

                  (i) any Person (as defined below), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities"), (B) the combined voting power of the Company's then outstanding Voting Securities and any securities convertible into Voting Securities, or (C) the then outstanding shares of all classes of stock of the Company; or

                  (ii) individuals who, as of the date hereof, constitute
                       the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors, provided that any person becoming a director of the Company subsequent to the date


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

                       hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall, for purposes hereof, be considered an Incumbent Director; or

                 (iii) the stockholders of the Company shall approve (A)
                       any consolidation or merger of the Company or any Affiliate where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, but based solely on their prior ownership of shares of the Company, shares representing in the aggregate more than 60% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any Person to 30% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

             (c) "Disability" means any physical or mental illness, injury or condition that would qualify the Grantee for benefits under any long-term disability benefit plan maintained by the Company or any Affiliate and applicable to the Grantee.

             (d) "FMV" as of any date and in respect of any Common Shares shall be:

                  (i) if the Common Shares are listed for trading on the New York Stock Exchange, the closing price, regular way, of the Common Shares as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Shares shall have

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                       occurred on such date, on the next preceding date on
                       which there was such a reported sale; or

                  (ii) if the Common Shares are not so listed but are
                       listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Shares on such exchange or NASDAQ/NMS, as the case may be, on which the largest number of Common Shares have been traded in the aggregate on the preceding twenty trading days, or if no such reported sale of the Shares shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS, as the case may be; or

                 (iii) if the Common Shares are not listed for trading on
                       a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

                  (e) "Good Reason" means the occurrence of any of the following events or conditions, which event or condition is not corrected by the Company within 30 days of written notice from the Grantee: (i) any failure of the Board of Directors of the Company to elect the Grantee to offices with the same or substantially the same duties and responsibilities as in effect on the Date of Grant, (ii) any material failure by the Company or any Affiliate to timely pay or provide to the Grantee any compensation or benefits required to be paid or provided under the terms of any employment or similar agreement in effect during the term of this agreement between the Grantee and the Company or such Affiliate, (iii) any material breach by the Company or any Affiliate of any other provision of any employment or similar agreement in effect during the term of this agreement between the Grantee and the Company or such Affiliate, and
(iv) any failure by the Company or any Affiliate to timely offer to renew (and to hold such offer to renew open for acceptance for a reasonable period of time) on substantially identical terms until at least the fourth anniversary of the Date of Grant any employment agreement in effect on the Date of Grant between the Grantee and the Company or such Affiliate.

                  (f) "Person" shall have the meaning used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term "Person" shall not include (A) any current partner of Reckson Operating Partnership, L.P., any stockholder or employee of the Company on the date hereof or any estate or member of the immediate family of such a partner, stockholder or employee, or
(B) the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries.


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         This agreement is executed by the Company as of the Date of Grant.

                                     RECKSON ASSOCIATES REALTY CORP.



                                     By: /s/ Michael Maturo
                                         ------------------------------------
                                          Name:  Michael Maturo
                                          Title: Executive Vice President,
                                                 Treasurer and Chief Financial
                                                 Officer

         The undersigned Grantee hereby acknowledges receipt of an executed original of this agreement and accepts the Rights granted hereunder, subject to the terms and conditions hereinabove set forth.

                                     /s/ Scott H. Rechler
                                     -------------------------------------------
                                               Grantee

                                     Dated:  November 14, 2002


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